                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       May 20, 1997
                                                     -----------------

                          SOUTHERN MINERAL CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



                                      Nevada
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


             0-8043                                       36-2068676
--------------------------------              --------------------------------
     (Commission File Number)                 (IRS Employer Identification No.)



  500 Dallas Street, Suite 2800, Houston, Texas                   77002-4708
------------------------------------------------               ----------------
    (Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code   (713) 658-9444
                                                          -----------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 20, 1997, Southern Mineral Corporation (the "Company") purchased from Mario Garcia and Dolores E. Garcia, ( "the Sellers"), the outstanding capital stock of BEC Energy, Inc. ("BEC") . The purchase price was $10,640,000. BEC's only assets consist of working interests in fourteen oil and gas wells located in the Big Escambia Creek Field in Escambia County, Alabama.

         The Company financed the acquisition with a $10,600,000 advance under the Company's credit facility with Compass Bank-Houston.

         This summary is qualified in its entirety by the May 20, 1997 Purchase and Sale Agreement between the Company and Sellers filed as an exhibit to this Form 8-K. The May 20, 1997, News Release of the Company concerning the subject transactions is attached hereto as an exhibit and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

         (b)      Pro Forma Financial Information.

         (c)      Exhibits.

                  2.1 Purchase and Sale Agreement, dated as of May 20, 1997, by and among Mario Garcia and Delores E. Garcia and Southern Mineral Corporation (filed with original Form 8-K of Registrant dated May 20, 1997).


                  99 News Release of Southern Mineral Corporation dated May 20, 1997 (filed with original Form 8-K of Registrant dated May 21, 1997).

                         INDEX TO FINANCIAL STATEMENTS



Description                                                                Page Number
-----------                                                                -----------
Report of Independent Public Accountants:
     KPMG Peat Marwick LLP                                                       4

Financial Statements:
     Balance Sheets at December 31, 1996 and March 31, 1997 (unaudited)          5

     Statements of Operations for the Year Ended December 31,
     1996 and the Three Months Ended March 31, 1997. (unaudited)                 6

     Statements of Stockholder's Equity for the Year Ended December 31,
     1996 and the Three Months Ended March 31, 1997 (unaudited)                  7

     Statements of Cash Flows for the Year Ended December 31, 1996
     and the Three Months Ended March 31, 1997 (unaudited)                       8

     Notes to Financial Statements for the Year Ended December 31, 1996
     and the Three Months Ended March 31, 1997 (unaudited)                    9-12



               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
     March 31, 1997                                                             13

     Unaudited Pro Forma Condensed Consolidated Statement of Operations
     for the Year Ended December 31, 1996.                                      14

     Unaudited Pro Forma Condensed Consolidated Statement of Operations
     for the Three Months Ended March 31, 1997.                                 15

     Notes to Unaudited Pro Forma Condensed Consolidated Financial
     Statements.                                                                16

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors
Southern Mineral Corporation:

We have audited the accompanying balance sheet of BEC Energy, Inc. as of December 31, 1996, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BEC Energy, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                   By:  /s/ KPMG PEAT MARWICK LLP


Houston, Texas
June 23, 1997

                                BEC ENERGY, INC.
                                 BALANCE SHEETS


                                                                       DECEMBER 31,    MARCH 31,
                                                                           1996          1997
                                                                       -----------    -----------
                                                                                      (unaudited)
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                          $    26,156    $    44,445
    Receivables                                                            194,120        140,916
                                                                       -----------    -----------
    Total current assets                                                   220,276        185,361

PROPERTY, PLANT AND EQUIPMENT
    Oil and gas properties, including processing
          plant and equipment                                            3,015,198      3,015,198
    Accumulated depreciation, depletion and amortization                  (261,471)      (353,427)
                                                                       -----------    -----------
    Net property, plant and equipment                                    2,753,727      2,661,771

OTHER ASSETS
    Organizational costs                                                       310            310
    Loan acquisition costs                                                  14,946         14,946
    Accumulated amortization                                                (3,098)        (4,109)
                                                                       -----------    -----------
    Net other assets                                                        12,158         11,147
                                                                       -----------    -----------
         Total assets                                                  $ 2,986,161    $ 2,858,279
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                           $    42,004    $    38,261
                                                                       -----------    -----------

LONG-TERM LIABILITIES
     Note payable                                                        2,600,957      2,431,126
     Payable to shareholder                                                148,358        148,358
                                                                       -----------    -----------
     Total long-term liabilities                                         2,749,315      2,579,484

STOCKHOLDER'S EQUITY
     Common stock, 1,000,000  shares authorized, 1,000 shares
         issued and outstanding, par value $1.00 per share                   1,000          1,000
     Retained earnings                                                     193,842        239,534
                                                                       -----------    -----------
     Total stockholder's equity                                            194,842        240,534
                                                                       -----------    -----------
           Total liabilities and stockholder's equity                  $ 2,986,161    $ 2,858,279
                                                                       ===========    ===========


See accompanying notes to the financial statements.

                                BEC ENERGY, INC.
                            STATEMENTS OF OPERATIONS


                                                               THREE MONTHS
                                                 YEAR ENDED       ENDED
                                                DECEMBER 31,     MARCH 31,
                                                    1996           1997
                                                ------------   ------------
                                                               (Unaudited)
REVENUES
     Oil and gas                                $  1,061,312   $    333,093

EXPENSES
     Production                                      362,671        113,620
     Depreciation, depletion and amortization        264,522         92,967
     General and adminstrative                        52,788         14,600
     Interest                                        211,021         66,214
                                                ------------   ------------
                                                     891,002        287,401
                                                ------------   ------------

NET INCOME                                      $    170,310   $     45,692
                                                ============   ============






See accompanying notes to the financial statements.

                                BEC ENERGY, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                    For the Year Ended December 31, 1996 and
               the Three Months ended March 31, 1997 (unaudited)


                                                COMMON STOCK
                                        ---------------------------    RETAINED
                                           SHARES         AMOUNT        EARNINGS        TOTAL
                                        ------------   ------------   ------------   ------------
BALANCE AT JANUARY 1, 1996                     1,000   $      1,000   $     23,532   $     24,532

Net income                                                                 170,310        170,310
                                        ------------   ------------   ------------   ------------
BALANCE AT DECEMBER 31, 1996                   1,000          1,000        193,842        194,842

Net income (unaudited)                                                      45,692         45,692
                                        ------------   ------------   ------------   ------------
BALANCE AT MARCH 31, 1997 (unaudited)          1,000   $      1,000   $    239,534   $    240,534
                                        ============   ============   ============   ============








See accompanying notes to the financial statements.

                                BEC ENERGY, INC.
                            STATEMENTS OF CASH FLOWS

                                                                              Three
                                                             Year Ended     Months Ended
                                                            December 31,      March 31,
                                                                1996            1997
                                                            ------------    ------------
                                                                            (unaudited)
Cash Flows from Operating Activities:
  Net income                                                $    170,310    $     45,692
  Adjustments to reconcile net income to cash provided by
    operating activities:
    Depreciation, depletion and amortization                     264,522          92,967
    (Increase) decrease in receivables                          (175,736)         53,204
    Increase (decrease)in payables                                36,427          (3,743)
                                                            ------------    ------------
        Total adjustments                                        125,213         142,428
                                                            ------------    ------------
  Net cash provided by operating activities                      295,523         188,120
                                                            ------------    ------------

Cash Flows from Investing Activities:
  Capital expenditures                                           (14,014)              0

  Acquisition of oil and gas properties                       (2,852,756)              0
                                                            ------------    ------------
  Net cash used in investing activities                       (2,866,770)              0
                                                            ------------    ------------

Cash Flows from Financing Activities:
  Proceeds from long-term debt                                 3,025,000               0
  Proceeds of shareholder's advance                               10,000               0
  Payments of long-term debt                                    (424,043)       (169,831)
  Loan acquisition costs                                         (14,946)              0
                                                            ------------    ------------
  Net cash provided by (used in) financing activities          2,596,011        (169,831)
                                                            ------------    ------------

Net increase in cash                                              24,764          18,289
                                                            ------------    ------------

Cash at beginning of period                                        1,392          26,156
                                                            ------------    ------------

Cash at end of period                                       $     26,156    $     44,445
                                                            ============    ============

Supplemental disclosure
   Cash paid for interest expense                           $    199,693    $     75,544
                                                            ============    ============




See accompanying notes to the financial statements.

                                BEC ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
    DECEMBER 31, 1996 AND THE THREE MONTHS ENDING MARCH 31, 1997 (UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.       BASIS OF PRESENTATION AND GENERAL INFORMATION

GENERAL BUSINESS - BEC Energy, Inc., a Texas corporation, ("BEC" or the "Company"), formally Travelers Energy, Inc., is an independent oil and gas company headquartered in Houston, Texas. BEC is engaged in the acquisition, exploitation, and exploration of oil and gas properties, in Escambia County, Alabama. BEC owns interests in 14 oil and gas properties in Alabama. The Company was formed March 24, 1995. The Company's operations substantially began in 1996 upon the acquisition of oil and gas interests for $2,730,000.

The interim financial statements for the three months ended March 31, 1997, are unaudited. However, in the opinion of management, these interim financial statements include all necessary adjustments to fairly present the results of the interim period and all such adjustments are of a normal recurring nature. Operations prior to March 31, 1996, are not material. The interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1996.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property, Plant and Equipment - BEC uses the successful efforts method of accounting for its oil and gas properties. Under this method of accounting, the tangible and intangible development costs of productive wells and development dry holes are capitalized, and dry hole costs on exploratory wells are charged against income when the well is determined to be non-productive. Other exploratory expenditures, including geological and geophysical costs and delay rentals, are expensed as incurred. The cost of unevaluated leasehold acquisitions and wells in progress are included in unproven properties pending evaluation.

Depreciation and depletion of producing oil and gas properties are computed separately on each individual property on the unit-of-production method based on estimated proved reserves. Depreciation of other property and equipment is computed on the straight-line method over the estimated useful lives of the assets of 3 to 14 years.

Statement of Financial Accounting Standards (SFAS) Nos. 121 - Effective January 1, 1996, BEC adopted SFAS No. 121. Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of. This standard requires that long-lived assets that are held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is determined that an asset's estimated future net cash flows, undiscounted and before interest charges, will not be sufficient to recover its carrying amount, an impairment charge must be recorded to reduce the carrying amount for the asset to its estimated fair value. There was no effect for the adoption of SFAS 121 on the Company's financial position, results of operations or liquidity.

Fair Value of Financial Instruments - The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short-term maturity of these instruments.

The carrying value of the outstanding debt at December 31, 1996, approximates fair value as this debt bears interest at rates which approximate current market rates.

Income Taxes - BEC has elected to be treated as a Small Business Corporation (S corporation) under Internal Revenue Code Section 1362. This election provides that, in lieu of corporate income taxes, the taxable items and credits pass directly to the stockholders. Therefore, these financial statements do not include federal or state income taxes which would otherwise be applicable. The tax basis of the Company's property, plant and equipment at December 31, 1996 was $2,781,910.

                                BEC ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
    DECEMBER 31, 1996 AND THE THREE MONTHS ENDING MARCH 31, 1997 (UNAUDITED)

Cash and Cash Equivalents - BEC considers all currency and any liquid investment with a maturity of three months or less to be cash equivalents.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Major Customers - The Company is principally engaged in a single industry segment, the exploration, development, and production of oil and gas reserves in the Alabama. Sales of oil and gas to customers accounting for 10% or more of revenues were as follows:


                                    Year ended            Three months ended
      Customer                       12/31/96                  3/31/97
      --------                      ----------            ------------------
Damsco Distribution                 $  929,000              $  303,000

Loan Acquisition Costs - Costs related to obtaining the Company's outstanding debt has been deferred and is being amortized over the life of the debt.

NOTE 3   ACQUISITIONS

In 1996, the Company acquired various interests in oil and gas properties from
J. G. Interests, Inc. The acquisition was funded by RIMCO Partners, L.P., RIMCO Partners L.P. II and RIMCO Partners, L.P. IV (collectively, "RIMCO") pursuant to a Note Purchase Agreement dated March 27, 1996. The original funding for the acquisition was through an advance from RIMCO of $2,730,000. Through an additional advance of $295,000 the Company acquired an additional interest from
J. G. Interests, Inc. in August, 1996.

NOTE 4   NOTES PAYABLE

In March, 1996 BEC entered into a Note Purchase Agreement dated March 27, 1996 for the purchase of oil and gas properties. The Note Agreement is for an aggregate principal amount not to exceed $6,000,000 and is due December 31, 1999, if not previously paid. The Note Agreement is repayable from 90% of the sum of net proceeds of production attributable to any mortgaged and/or designated oil and gas properties. The note can be repaid at any time. The note has a 10% rate of interest plus a contingent payment of 50% net profits interest in the future production of hydrocarbons from or attributable to each mortgaged oil and gas property upon repayment of the loan. No loan proceeds were originally allocated to the contingent payment at the funding date. Upon retirement of the loan in connection with the sale of the Company to Southern Mineral Corporation, the Company paid $1,605,715 for the settlement of the contingent payment.

During 1996, the Company was advanced $3,025,000 under the note agreement for the purchase of various oil and gas properties. During 1996, the Company repaid $424,043 of principal on the note and interest of $199,693. Interest on this note has been paid through December 27, 1996. During the three months ended March 31, 1997, the Company repaid $169,831 (unaudited) of principal.

NOTE 5   RELATED PARTY TRANSACTIONS

In 1996 , the sole shareholder advanced $10,000 to BEC. Prior to 1996, this shareholder had advanced $138,358 with the total advanced through December 31, 1996, being $148,358. These advances are pursuant to an oral obligation to repay the advance with interest at 5.8% within five years. There is no stated repayment schedule and the advances can be repaid at any time. There were no repayments through the period ended March 31, 1997, and the liability has been shown as a long-term liability.

During the year ended December, 1996, BEC paid a management fee of $48,000 which is included in general and administrative expenses to an affiliated corporation for services rendered.

                                BEC ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
    DECEMBER 31, 1996 AND THE THREE MONTHS ENDING MARCH 31, 1997 (UNAUDITED)


NOTE 6   SUBSEQUENT EVENTS  - UNAUDITED

During April 1997, the Company acquired additional interests in oil and gas properties for approximately $4,737,000, which was funded through a note payable with RIMCO. On May 20, 1997, the stockholder sold the Company's common stock to Southern Mineral Corporation for $10,640,000.

NOTE B - DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

The Company's capitalized costs of all oil and gas properties and related allowances for depreciation, depletion and amortization are as follows at December 31, 1996 (in thousands):

Proved Properties                                           $    3,015
Less accumulated depreciation, depletion and amortization         (171)
                                                            ----------
Total                                                       $    2,844
                                                            ==========

Costs incurred in oil and gas property acquisition and development activities during the year ended December 31, 1996 were as follows (in thousands):

Proved property acquisition costs                          $    2,853
Development costs                                                  14
                                                           ----------
Total costs incurred                                       $    2,867
                                                           ==========


Estimated Quantities of Proved Oil and Gas Reserves (Unaudited)

The following table presents estimates prepared by BEC's reserve engineers of proved oil and gas reserves at December 31, 1996. Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

BEC emphasizes that reserve estimates are inherently imprecise and that existing estimates will change as information becomes available in the future.

                                          YEAR ENDED DECEMBER 31, 1996
                                          ----------------------------
                                            OIL                  GAS
                                           (MBBL)               (MMCF)
                                          --------            ---------
PROVED RESERVES:
         Beginning of year                  29,121              146,534
         Purchase of reserves in place     295,674            1,596,189
         Production                        (28,807)            (147,398)
                                          --------            ---------
         End of Year                       295,988            1,595,325
                                          ========            =========

                                             OIL                  GAS
                                            (MBBL)              (MMCF)
                                          --------            ---------
PROVED DEVELOPED RESERVES:
         Balance, December 31, 1995         29,121              146,534
                                          ========            =========
         Balance, December 31, 1996        278,646            1,497,725
                                          ========            =========

                                BEC ENERGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
    DECEMBER 31, 1996 AND THE THREE MONTHS ENDING MARCH 31, 1997 (UNAUDITED)


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves - (Unaudited)

The following disclosure concerning the standardized measure of future net cash flows from proved oil and natural gas reserves have been prepared by the Company and are presented in accordance with Statement of Financial Accounting Standards No. 69. The standardized measure does not purport to represent the fair market value of BEC's proved oil and natural gas reserves. An estimate of fair market value would also take into account, among other factors, the recovery of reserves not classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and the risk inherent in reserve estimates.

Under standardized measure, future cash flows were estimated by applying year-end prices at December 31, 1996, adjusted for fixed and determinable escalations, to estimated future production of year-end proved reserves. The future cash flows are reduced by estimated production costs, costs to develop and produce the proved reserves and certain abandonment costs, all based on year-end economic conditions. The future cash flows are not reduced for the estimated effect of future income taxes since BEC is not a tax paying entity.


Standardized Measure of discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

                                                           YEAR ENDED
                                                        DECEMBER 31, 1996
                                                        -----------------
Future cash inflows                                        $ 11,713,029
Future production costs                                      (3,671,702)
Future development costs                                       (141,382)
                                                           ------------
Future net inflows                                            7,899,945
10% discount factor                                          (2,943,070)
                                                           ------------
Standardized measure of discounted future net cash flows   $  4,956,875
                                                           ============



                                                            YEAR ENDED
                                                         DECEMBER 31, 1996
                                                         -----------------
Standardized measure, beginning of year                    $    232,043
Sales, net of production costs                                 (698,641)
Purchase of minerals in place                                 5,383,273
Accretion of discount                                            23,204
Net change in sales prices, net of production costs              31,329
Net change in timing and other                                  (14,333)
                                                           ------------
Standardized measure, end of year                          $  4,956,875
                                                           ============

                          SOUTHERN MINERAL CORPORATION
                         UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997
                                 (IN THOUSANDS)
                                   UNAUDITED

                                                SOUTHERN                                                  TOTAL
                                                 MINERAL        BEC          PRO FORMA                  PRO FORMA
                                               CORPORATION   ENERGY, INC.   ADJUSTMENTS      NOTE      CONSOLIDATED
                                               -----------   -----------    -----------    ---------   ------------
ASSETS

Current Assets
  Cash                                         $      234    $       44    $      (84)          (10)   $      194
  Receivables and other                             2,848           141             0                       2,989
                                               ----------    ----------    ----------                  ----------
  Total current assets                              3,082           185           (84)                      3,183

Property and equipment                             26,253         3,015         7,545           (11)       36,813

Accumulated depreciation, depletion and
   amortization                                    (5,896)         (353)          353           (11)       (5,896)

Properties held for sale and other                  2,246            11           (11)           (5)        2,246
                                               ----------    ----------    ----------                  ----------

  Total Assets                                 $   25,685    $    2,858    $    7,803                  $   36,346
                                               ==========    ==========    ==========                  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable and accrued liabilities     $    1,731    $       38    $      (11)           (8)   $    1,758

  Note payable                                      1,099             0             0                       1,099
                                               ----------    ----------    ----------                  ----------
  Total current liabilities                         2,830            38           (11)                      2,857

  Long-term debt                                    2,000         2,580        (2,580)           (8)        2,000
                                                                               10,600            (2)       10,600

Deferred income taxes                               1,146             0            34            (7)        1,180

Shareholders' Equity
  Common stock                                         91             1            (1)           (9)           91
  Additional paid-in capital                       13,994             0             0                      13,994
  Retained earnings                                 5,676           239          (239)           (9)        5,676
                                               ----------    ----------    ----------                  ----------
                                                   19,761           240          (240)                     19,761
Less:  Treasury stock                                 (52)            0             0                         (52)
                                               ----------    ----------    ----------                  ----------
  Total shareholders' equity                       19,709           240          (240)                     19,709
                                               ----------    ----------    ----------                  ----------

  Total liabilities and shareholders' equity   $   25,685    $    2,858    $    7,803                  $   36,346
                                               ==========    ==========    ==========                  ==========

                          SOUTHERN MINERAL CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                       UNAUDITED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996

                  (In thousands, except for Per Share Amounts)
                                   Unaudited

                                                        JAN-AUG
                                         SOUTHERN         SMC                                                              TOTAL
                                         MINERAL      DEVELOPMENT,  PRO FORMA      BEC          PRO FORMA                 PRO FORMA
                                       CORPORATION        L.P      ADJUSTMENTS  ENERGY, INC.   ADJUSTMENTS      NOTE    CONSOLIDATED
                                        ----------    ----------   -----------  -----------    -----------      ----    -----------
REVENUES
  Oil and Gas                           $   11,780    $      220   $        0    $    1,061    $      920         (12)   $   13,981
  Gain on sale                                 453             0            0             0             0                       453
                                        ----------    ----------   ----------    ----------    ----------                ----------
                                            12,233           220            0         1,061           920                    14,434

EXPENSES
  Production                                 2,742            87            0           363           195         (12)        3,387
  Exploration                                  865             0            0             0             0                       865
  Depreciation, depletion
     and amortization                        2,875            61            0           264           305      (4, 12)        3,505
  General and administrative                 1,682             6            0            53           (48)         (6)        1,693
                                        ----------    ----------   ----------    ----------    ----------                ----------
                                             8,164           154            0           680           452                     9,450
                                        ----------    ----------   ----------    ----------    ----------                ----------

Income from operations                       4,069            66            0           381           468                     4,984
Other income, expenses and deductions
  Interest and other income                    286            29            0             0             0                       315
  Interest and debt expense                 (1,242)            0         (165)         (211)         (664)         (3)       (2,282)
                                        ----------    ----------   ----------    ----------    ----------                ----------

Income before
  income taxes                               3,113            95         (165)          170          (196)                    3,017
Income tax expense (benefit)                   679             0          (26)            0            (9)         (7)          644
                                        ----------    ----------   ----------    ----------    ----------                ----------
Net income                              $    2,434    $       95   $     (139)   $      170    $     (187)               $    2,373
                                        ==========    ==========   ==========    ==========    ==========                ==========

Net income per share                    $     0.34                                                                       $     0.33
                                        ==========                                                                       ==========

Weighted average shares
  outstanding                                7,215                                                                            7,215
                                        ==========                                                                       ==========

                          SOUTHERN MINERAL CORPORATION
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                   UNAUDITED


                                               SOUTHERN                                                         TOTAL
                                                MINERAL          BEC          PRO FORMA         NOTE          PRO FORMA
                                              CORPORATION     ENERGY, INC.   ADJUSTMENTS      REFERENCE      CONSOLIDATED
                                             ------------    ------------    ------------    ------------    ------------
REVENUES
  Oil and Gas                                $      3,832    $        333    $        223             (12)   $      4,388
  Gain on Sale                                        185               0               0                             185
                                             ------------    ------------    ------------                    ------------
                                                    4,017             333             223                           4,573

EXPENSES
  Production                                          801             114             107             (12)          1,022

  Exploration                                         283               0               0                             283

  Depreciation, depletion and amortization            691              92              94         (4, 12)             877

  General and administrative                          622              15               0                             637
                                             ------------    ------------    ------------                    ------------

                                                    2,397             221             201                           2,819
                                             ------------    ------------    ------------                    ------------

Income from operations                              1,620             112              22                           1,754
Other income, expenses and deductions
  Interest and other income                            14               0               0                              14

  Interest and debt expense                           (65)            (66)           (153)             (3)           (284)
                                             ------------    ------------    ------------                    ------------

Income before
  income taxes                                      1,569              46            (131)                          1,484

Income tax expense (benefit)                          458               0             (29)             (7)            429
                                             ------------    ------------    ------------                    ------------

Net income                                   $      1,111    $         46    $       (102)                   $      1,055
                                             ============    ============    ============                    ============

Net income per share                         $       0.12                                                    $       0.12
                                             ============                                                    ============

Weighted average shares
  outstanding                                       9,005                                                           9,005
                                             ============                                                    ============

                          SOUTHERN MINERAL CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


Note 1: On May 20, 1997, Southern Mineral Corporation (Southern Mineral) acquired the oil and gas assets and outstanding capital stock of BEC Energy, Inc. ("BEC") from Mario Garcia and Dolores E. Garcia. The purchase price was $10,640,000. The acquisition includes interests in fourteen wells located in the Big Escambia Creek Field in Escambia County, Alabama. The acquisition of BEC will be recorded using the purchase price method of accounting.

           The pro forma balance sheet presents the acquisition of BEC as if it had occurred at March 31, 1997, while the pro forma statement of operations for the twelve months ended December 31, 1996, and for the three months ended March 31, 1997, present the transaction as if it had occurred at January 1, 1996. The pro forma statement of operations for the twelve months ended December 31, 1996, includes the results of SMC Development, L.P., for the period prior to its acquisition by the Company on August 30, 1996.

           These statements should be read in conjunction with the separate financial statements and notes thereto of Southern Mineral's previously filed statements. The pro forma statements of operations are not necessarily indicative of the results of operations of the Company as it may be in the future or as if it might have been had the acquisition been effective at January 1, 1996.

Note 2: Reflects purchase of BEC. Financing was obtained through additional long-term debt.

Note 3: Reflects additional interest expense at 8.25% as a result of debt financing of the acquisition. The interest rate used reflects the Company's available rate under its debt financing.

Note 4: Reflects additional depreciation, depletion and amortization related to oil and gas properties step-up in basis.

Note 5: Eliminate amortization and unamortized amounts of loan acquisition costs of BEC.

Note 6:    Eliminate $48,000 payment of management fees to related parties.

Note 7: Tax adjustment to reflect taxes computed as if the combining entity were a single tax paying entity.

Note 8:    Eliminate liabilities not transferred in the acquisition.

Note 9:    Eliminate BEC Energy, Inc. equity.

Note 10: Eliminate cash that remains with Seller and $40,000 paid by the Company for the acquisition.

Note 11: Reflects value assigned to property, plant and equipment acquired and elimination of BEC's accumulated depreciation, depletion and amortization.

Note 12: Reflects subsequent acquisition of additional property interests in A. Philyaw 8-1 #1 and the Turner 6-1 on April 7, 1997.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



JULY 29, 1997                           SOUTHERN MINERAL CORPORATION



                                        BY: /s/ JAMES H. PRICE
                                            -----------------------------------
                                                JAMES H. PRICE
                                                VICE PRESIDENT-FINANCE









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